deltathree Reports Third Quarter 2005 Financial Results

              Revenues Increased 29% Year-Over-Year to $7.1 Million

         Net Loss Reduced to $40,000 or Break Even on a Per Share Basis

New York, NY - November 3, 2005 - deltathree, Inc. (NASDAQ SC: DDDC), a leading provider of VoIP hosted communications solutions for service providers, resellers and consumers worldwide, today announced financial results for the third quarter ended September 30, 2005.

                          Third Quarter 2005 Highlights

      o     Revenues increased 29% versus third quarter 2004 to $7.1 million.
      o     Net loss reduced to $40,000 or break even on a per share basis.
      o Company achieved EBITDA positive results of $175,000 or $0.01 per share.
      o     Gross margin of 38% versus 34% in third quarter 2004.
      o New "Launch Ready" Outsourced Platform Solution and Etail/Retail programs announced.
      o Multiple service provider trials underway covering wireline, wireless and ISP end markets.

Revenues for the third quarter of 2005 were $7.1 million, a $1.6 million increase or 29% improvement over the third quarter 2004 revenues of $5.5 million and a $178,000 increase or 3% improvement over the sequential second quarter 2005 revenues of $6.9 million. Nine month year-to-date revenues for 2005 totaled $20.6 million, up $5.8 million or 39% compared to the first nine months of 2004.

deltathree's net loss for the third quarter of 2005 was $40,000 or $0.00 per share. Third quarter net loss reflects a 94% improvement over the third quarter 2004 net loss of $671,000 or $(0.02) per share and a 90% improvement over the second quarter 2005 net loss of $409,000 or $(0.01) per share.

Gross margin for the third quarter of 2005 was 38%, up from a gross margin of 34% recorded for the third quarter of 2004 and in line with a gross margin of 38% in the second quarter of 2005.

deltathree reported EBITDA (earnings before interest, taxes, depreciation and amortization) positive results for the third quarter of 2005 of $175,000 or $0.01 per share, compared to a loss of $121,000 or $(0.01) per share in the third quarter of 2004. The positive third quarter 2005 EBITDA results reflect a 35% improvement over the sequential second quarter 2005 EBITDA results of $130,000 or $0.00 per share.

EBITDA is presented because it is a widely accepted performance indicator, although it should be noted that it is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" immediately following the Condensed Consolidated Statements of Operations included in this press release.


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

As of September 30, 2005, deltathree held approximately $15.3 million in cash, cash equivalents, short-term and long-term investments, with no outstanding debt.

deltathree Operational Review

Shimmy Zimels, deltathree's President and Chief Executive Officer, stated, "deltathree marked a significant milestone during the third quarter as we achieved break even on a per share basis. This marked our twentieth consecutive quarterly improvement in earnings per share and is concrete evidence of our success in driving towards profitability. The strength of our service provider and reseller business continues to be the primary growth driver as we see rising interest in our hosted and outsourced broadband VoIP solutions.

"During the third quarter deltathree announced several new initiatives designed to meet our customers needs for advanced VoIP solutions, while providing deltathree additional revenue drivers to fuel future growth. Our new `Launch Ready' Outsourced Platform Solution is a turnkey VoIP solution specifically designed to provide medium size service providers the ability to deliver VoIP solutions to their end customers in a matter of weeks, with low capital investment and end-to-end deltathree implementation expertise. Initial customer response has been extremely positive and the program has generated significant interest from domestic as well as international service providers, including several paid customer trials which are currently underway. During the third quarter, we also announced the launch of our Etail/Retail Program which offers our Broadband Phone starter kits and our iConnectHere consumer VoIP services through retailers such as Amazon.com. Both initiatives help deltathree to meet the rising demand for VoIP products and services," continued Mr. Zimels.

Paul White, deltathree's Chief Financial Officer, stated, "With third quarter financial results in line with our stated guidance, we continued to ramp our VoIP services across our service provider, reseller and consumer platforms. Rising end market demand for our award winning solutions is allowing deltathree to realize increased leverage within our business model as we continue to keep a strong focus on operating efficiencies. With paid service provider trials currently underway and continued growth within our global reseller base, our fourth quarter 2005 guidance reflects our continued confidence in the strength of our core business as well as our optimism for future financial performance."

deltathree Financial Guidance

For the fourth quarter of 2005, deltathree forecasts quarterly GAAP earnings per share within the range of $0.00 per share to $0.01 per share. deltathree expects sequential revenue growth for the fourth quarter of 2005 to be within the range of 5% to 10%, as compared to revenue for the third quarter of 2005.

Conference Call Details

The deltathree third quarter 2005 earnings conference call will be webcast live at 10:00 a.m. ET [7:00 a.m. PT] today, November 3, 2005. Investors are invited to listen to the live call by dialing 1-888-639-6205 in the United States or by dialing 1-703-925-2608 when calling internationally. Investors worldwide can also listen to the call live via deltathree's website, www.deltathree.com. Please go to the website at least 15 minutes early to register, download, and install any necessary audio software. A replay of the call will also be available through the deltathree corporate web site.

About deltathree

Founded in 1996, deltathree is a leading provider of hosted, Session Initiation Protocol (SIP)-based Voice over Internet Protocol (VoIP) products, services and infrastructure. deltathree offers customers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting hundreds of thousands of active users around the world, deltathree serves customers through its three primary distribution channels: the Outsourced Platform Solution, the Reseller Program and iConnectHere. deltathree's customized Outsourced Platform Solution offers service providers worldwide a broad range of private label VoIP products such as PC Phone and Broadband Phone, as well as a robust back-office suite of services such as billing, operations management, web development, and network management. Supporting a global network of resellers, deltathree's Reseller Program offers a quick and efficient solution for Internet cafes, call shops and small Internet service providers to enter the VoIP telecommunication services market. iConnectHere, deltathree's consumer division, provides award-winning VoIP products directly to consumers and small businesses online.

For more information about deltathree and iConnectHere, visit our website at www.deltathree.com.

EBITDA Financial Disclosure

Investors are cautioned that the EBITDA, or earnings before interest, taxes, depreciation and amortization, information contained in this press release is not a financial measure under generally accepted accounting principles. In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with generally accepted accounting principles, or as an indicator of the Company's operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the Company's operations. deltathree cautions investors that non-GAAP financial information such as EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree's results with the results from other reporting periods and with the results of other companies.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: the inherent uncertainty of financial estimates and projections; the competitive environment of Internet telephony and deltathree's ability to compete effectively; deltathree's limited operating history; changes in the rates of all related telecommunications services; the level and rate of customer acceptance of new products and services; government regulation and legal uncertainties that may affect the Internet telephony industry; rapid technological changes; and other risk factors contained in deltathree's periodic reports on file with the SEC and available through http://www.sec.gov. Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions, or otherwise.

deltathree Contact:          Investor Relations Contact:     Media Relations Contact:
-------------------          ---------------------------     ------------------------
Paul White                   Erik Knettel                    Adam Handelsman/Alysha Crouse
Chief Financial Officer      The Global Consulting Group     5W Public Relations
(212) 500-4850               (646) 284-9415                  (212) 999-5585
paul.white@deltathree.com    eknettel@hfgcg.com              ahandelsman@5wpr.com
                                                             acrouse@5wpr.com


                                 (Tables follow)

              DELTATHREE, INC.CONDENSED CONSOLIDATED BALANCE SHEET

                                                                             As of            As of
                                                                         September 30,      December 31,
                                                                             2005              2004
                                                                       ---------------    ---------------
                                                                         (unaudited)     ($ in thousands)
ASSETS
Current assets:
 Cash and cash equivalents .........................................   $         4,751    $         3,905
                                                                       ---------------    ---------------
 Short-term investments ............................................               473              2,723
 Accounts receivable, net ..........................................               788                325
 Prepaid expenses and other current assets .........................               694                528
 Inventory .........................................................               169                193
                                                                       ---------------    ---------------

    Total current assets ...........................................             6,875              7,674
                                                                       ---------------    ---------------


Long -term investments .............................................            10,050              9,850
                                                                       ---------------    ---------------

Property and equipment, net ........................................             4,295              4,642
                                                                       ---------------    ---------------

Deposits ...........................................................               103                107
                                                                       ---------------    ---------------

     Total assets ..................................................   $        21,323    $        22,273
                                                                       ===============    ===============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Accounts payable ..................................................   $         2,880    $         3,657
 Deferred revenues .................................................               996                453
 Other current liabilities .........................................             1,768              2,034
                                                                       ---------------    ---------------

    Total current liabilities ......................................             5,644              6,144
                                                                       ---------------    ---------------

Long-term liabilities:
 Severance pay obligations .........................................               152                104
                                                                       ---------------    ---------------

    Total liabilities ..............................................             5,796              6,248
                                                                       ---------------    ---------------

Stockholders' equity:
 Class A common stock, - par value $0.001 ..........................                30                 29
 Additional paid-in capital ........................................           167,678            167,301
 Accumulated deficit ...............................................          (151,971)          (151,095)

Treasury stock at cost: 257,600 shares of class A common stock as of
  September 30, 2005 and December 31, 2004 .........................              (210)              (210)
                                                                       ---------------    ---------------

     Total stockholders' equity ....................................            15,527             16,025
                                                                       ---------------    ---------------

     Total liabilities and stockholders' equity ....................   $        21,323    $        22,273
                                                                       ===============    ===============

         DELTATHREE, INC.CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  Three Months Ended               Nine Months Ended
                                                     September 30,                   September 30,
                                                 2005            2004           2005            2004
                                             ------------    ------------    ------------    ------------
                                                       (unaudited)                  (unaudited)
                                                          ($ in thousands, except share data)

Revenues .................................   $      7,105    $      5,530    $     20,636    $     14,837

Costs and operating expenses:
  Cost of revenues .......................          4,379           3,665          12,873           9,721
  Research and development expenses ......            762             703           2,353           1,842
  Selling and marketing expenses .........          1,045             737           2,910           2,362
  General and administrative expenses ....            744             546           2,089           1,637
  Depreciation and amortization ..........            402             619           1,546           2,083
                                             ------------    ------------    ------------    ------------

     Total costs and operating expenses ..          7,332           6,270          21,771          17,645
                                             ------------    ------------    ------------    ------------

Loss from operations .....................           (227)           (740)         (1,135)         (2,808)
Interest income, net .....................            198              81             302             216
                                             ------------    ------------    ------------    ------------
Loss before income taxes .................            (29)           (659)           (833)         (2,592)
Income taxes .............................             11              12              43              56
                                             ------------    ------------    ------------    ------------
Net loss .................................   $        (40)   $       (671)   $       (876)   $     (2,648)
                                             ============    ============    ============    ============

Net loss per share - basic and diluted ...   $       0.00    $      (0.02)   $      (0.03)   $      (0.09)
                                             ============    ============    ============    ============

Weighted average shares outstanding -
      basic and diluted (number of shares)     29,719,899      29,319,307      29,653,238      29,304,340
                                             ============    ============    ============    ============

                                DELTATHREE, INC.
            RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
                       ($ in thousands, except share data)

                                            Three Months Ended September 30,
                                            --------------------------------
                                                 2005            2004
                                             ------------    ------------

Net  Loss  in  accordance with  generally
accepted accounting principles ...........   $        (40)   $       (671)

Add/(less):
  Depreciation and amortization ..........            402             619
  Income taxes ...........................             11              12
  Interest Income, net ...................           (198)            (81)
                                             ------------    ------------



EBITDA* ..................................   $        175    $       (121)
                                             ------------    ------------
EBITDA per share-basic and diluted .......   $       0.01    $      (0.01)
                                             ------------    ------------

Weighted average shares outstanding-
      basic and diluted (number of shares)     29,719,899      29,319,307
                                             ============    ============

      * Earnings before interest, taxes, depreciation and amortization